Exhibit 32.1

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report on Form 10-Q of NorthWest Indiana Bancorp (the “Company”) for the quarterly period ended September 30, 2004, as filed with the Securities and Exchange Commission (the “Report”), each of David A. Bochnowski, Chairman of the Board and Chief Executive Officer of the Company, and Edward J. Furticella, Executive Vice President, Chief Financial Officer and Treasurer of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 11, 2004	/s/ David A. Bochnowski

David A. Bochnowski
Chairman of the Board and Chief Executive Officer

/s/ Edward J. Furticella

Edward J. Furticella
Executive Vice President, Chief Financial Officer and Treasurer

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